EXHIBIT 10(B)

                               Consent of Counsel


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  To Whom It May Concern:

      I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 (File No. 333-31320) filed by Phoenix Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

  Very truly yours,


  /s/ Brian A. Giantonio
  Brian A. Giantonio, Counsel
  Phoenix Life Insurance Company


  Dated: August 9, 2002